Calculation of Filing Fee Tables
F-4
IQM Finland Oy
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, no nominal value	Other	21,625,000		$ 238,523,750.00	0.0001381	$ 32,940.13
Fees to be Paid	2	Equity	Ordinary Shares, no nominal value	Other	4,375,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	IQM Warrants	Other	14,075,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Ordinary Shares issuable upon exercise of IQM Warrants	Other	14,075,000	$ 12.80	$ 180,160,000.00	0.0001381	$ 24,880.10
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 418,683,750.00		$ 57,820.23
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 57,820.23
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(a) All securities being registered will be issued by IQM Finland Oy, a limited liability company (Fi. osakeyhtio) incorporated under the laws of Finland ("IQM"), in connection with the Business Combination Agreement and the Merger described in this registration statement and the proxy statement/prospectus included herein. As a result of the Merger, IQM will issue up to (i) 21,625,000 ordinary shares of IQM, with no nominal value ("IQM Shares"), to shareholders of Real Asset Acquisition Corp., a Cayman Islands exempted company ("RAAQ"), including up to (x) 17,250,000 IQM Shares to RAAQ's public shareholders, assuming no redemptions of RAAQ Class A Ordinary Shares at Closing, (y) 4,240,000 IQM Shares to the Sponsor and (z) 135,000 IQM Shares to the RAAQ Insiders (other than the Sponsor); (ii) 12,350,000 IQM Warrants to holders of RAAQ Warrants, including (x) 8,625,000 IQM Warrants to RAAQ's public shareholders, (y) 3,725,000 IQM Warrants to the Sponsor and (z) 1,725,000 IQM Warrants to the IPO Underwriters, and (iii) 14,075,000 IQM Shares issuable upon the exercise of such warrants. These IQM Shares will be represented by American Depositary Shares of IQM, each of which represents an underlying IQM Share and will be registered pursuant to a separate registration statement on Form F-6. (b) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (c) Represents an aggregate of 21,625,000 IQM Shares to be issued in accordance with (1)(i) above. (d) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act. Based on the average of the high and low prices of RAAQ Class A Ordinary Shares on the Nasdaq Stock Market ("Nasdaq") on May 7, 2026.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	21,625,000	$ 11.03	$ 238,523,750.00			$ 238,523,750.00

[2]	Rule 457(f) Fee Calculation Details

(a) Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (b) Represents an aggregate of 4,375,000 IQM Shares issuable in accordance with (1)(i)(y) and (1)(i)(z) above. Pursuant to Rule 457(f)(5) of the Securities Act, no additional filing fee is required to be paid for the registration of IQM Shares to be sold by the Selling Shareholders pursuant to the resale prospectus that are also being registered under this registration statement and proxy statement/prospectus.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	4,375,000	$ 0.00	$ 0.00			$ 0.00

[3]	(a) Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (b) Consistent with the response to Question 240.06 of the Securities Act Rules Corporation Finance Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to IQM Warrants have been allocated to the IQM Shares underlying IQM Warrants, and those IQM Shares are included in the total registration fee.

[4]	(a) Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (b) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act. Based on the sum of (i) the average of the high and low prices of RAAQ Warrants on the Nasdaq on May 7, 2026 and (ii) the exercise price of the IQM Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date